SCHEDULE 14A

Consent Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☑	Preliminary Consent Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Consent Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

Argo Group International Holdings, Ltd.

(Name of Registrant as Specified In Its Charter)

Voce Catalyst Partners LP

Voce Capital LLC

Voce Capital Management LLC

Voce Catalyst Partners New York LLC

J. Daniel Plants

(Name of Person(s) Filing Consent Statement, if other than the Registrant)

Payment of Filing Fee (check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

1)	Title of each class of securities to which transaction applies:

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3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act
Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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vocecapital

                                  A voice for value

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED NOVEMBER 26, 2019

ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

__________________________

CONSENT SOLICITATION STATEMENT

BY

VOCE CATALYST PARTNERS LP

TO REQUISITION A SPECIAL GENERAL MEETING OF SHAREHOLDERS

OF ARGO GROUP INTERNATIONAL HOLDINGS, LTD.

_________________________

PLEASE SIGN, DATE, AND MAIL THE ENCLOSED BLUE REQUEST CARD TODAY

IMPORTANT

To the Shareholders of Argo Group International Holdings, Ltd.,

This consent solicitation statement (this “Solicitation Statement”) and the enclosed BLUE special general meeting request card (the “BLUE Request Card”) are being furnished to you as a shareholder of Argo Group International Holdings, Ltd., a Bermuda limited company (the “Company” or “Argo”), by and on behalf of Voce Catalyst Partners LP, a Delaware limited partnership (“VCP”), Voce Capital LLC, a Delaware limited liability company (“VC”), Voce Capital Management LLC, a California limited liability company (“VCM”), Voce Catalyst Partners New York LLC, a New York limited liability company (“VCPNY”), and J. Daniel Plants, a citizen of the United States of America (“Mr. Plants,” together with VCP, VC, VCM and VCPNY, “Voce,” “we,” “our” “us” or the “Participants”) for the purpose of soliciting your vote on the following shareholder authorization (the “Authorization”) (such solicitation, the “Solicitation”):

Authorization	A written requisition that the board of directors of Argo Group International Holdings, Ltd. convene a special general meeting of shareholders of Argo for the purpose of presenting proposals to be voted upon to remove up to five members of the board of directors of Argo and elect up to five replacement directors.

Argo shareholders holding at least 10% of the voting share capital of the Company (the “Requisite Shareholders”) may, by executing and delivering the enclosed BLUE Request Card, require a special general meeting of shareholders to be convened by the Company. If a special general meeting of shareholders of the Company (including any adjournment or postponement thereof or any general meeting held in lieu thereof, the “Special Meeting”) is convened, Voce intends to present to the Company’s shareholders for their consideration binding proposals to remove up to five incumbent members of the board of directors (the “Board”) and elect up to five replacement directors.

At this time, we are not seeking your proxy, consent or authorization for the proposals to remove directors or elect replacements. We are only soliciting your written consent to convene the Special Meeting. Once the Special Meeting has been called, we will send you proxy materials with respect to the proposals we intend to present for your consideration at the Special Meeting to remove and replace up to five members of the Company’s Board.

This Solicitation Statement and the enclosed BLUE Request Card are first being sent or given to Argo’s shareholders on or about [     ], 2019. Voce is mailing this Solicitation Statement to Argo shareholders who owned Argo common shares, par value $1.00 per share (the “Common Shares”) and are entitled, as of the close of business on [     ], 2019 (the “Consent Record Date”), to consent to the Authorization and to notice of and to vote at general meetings of the shareholders of the Company.

This solicitation is being made by Voce and not by or on behalf of Argo or the Board. Your prompt action is important. Voce urges you to fill out the enclosed BLUE Request Card as described in this Solicitation Statement and VOTE IN FAVOR OF THE AUTHORIZATION to requisition the Special Meeting. Your vote is important, no matter how many or how few Argo Common Shares you own. Please join your fellow shareholders and us in requisitioning the Special Meeting to overhaul Argo’s corporate governance by sending in your BLUE Request Card today pursuant to the instructions on the BLUE Request Card.

Q&A REGARDING THIS SOLICITATION STATEMENT

Q: What is this Solicitation Statement and why is Voce sending it to me?

A: Voce is using this Solicitation Statement to solicit consents from the Argo shareholders to cause the Special Meeting to be convened so shareholders can consider proposals to remove and replace up to five members of Argo’s Board. Throughout this Solicitation Statement the expression “shareholder(s)” shall include Member as defined in the Amended and Restated Bye-laws of Argo (the “Bye-laws”) and the (Bermuda) Companies Act 1981 (the “Companies Act”).

Q: What am I being asked to do?

A: We are soliciting your vote in favor of calling the Special Meeting. If you believe that Argo’s shareholders should have the opportunity to consider reconstituting the Board to improve Argo’s governance and the Board’s alignment with shareholders’ interests, we urge you to consent to the Authorization by promptly signing, dating and returning the enclosed BLUE Request Card.

At this time, we are not asking you to vote on proposals to remove and replace directors. After the Special Meeting has been called, we will send you materials with respect to the proposals to be considered at the Special Meeting.

Q: How do I vote in favor of requesting that the Special Meeting be called?

A: You must complete, sign, date and mail the enclosed BLUE Request Card to support the Authorization to request that the Special Meeting be called. Once at least 10% of Argo’s shareholders have completed and returned BLUE Request Cards in favor of the Authorization, a requisition notice will be deposited with the corporate secretary of Argo (the “Corporate Secretary”) to requisition that the Board promptly call the Special Meeting.

Q: What number of shareholders must approve the Authorization in order for the Special Meeting to be convened?

A: The procedures for convening the Special Meeting are governed by the Bye-laws and the Companies Act, which provide that the Special Meeting shall be convened if Argo shareholders holding at least 10% of the voting share capital of Argo have deposited at Argo’s registered office a signed requisition for the meeting, stating the purpose or purposes for which the Special Meeting is to be convened. Such requisition may consist of several documents in like form each signed by one or more requisitionists. Based on Argo’s quarterly report for the period ended September 30, 2019 filed on Form 10-Q with the SEC on November 8, 2019, as of November 5, 2019, there were 34,323,365 Common Shares outstanding. Accordingly, assuming no changes to such number, holders of at least 3,432,337 Common Shares (inclusive of the 1,990,676 Common Shares owned by Voce) must execute and deliver consents to us for deposit at Argo’s registered office in order to cause the Special Meeting to be convened.

Q: If the requisition under the Authorization is successful and the Special Meeting is convened, what proposal(s) will be presented at that meeting?

A: If the Special Meeting is convened, Voce will present to the Argo shareholders for their consideration binding proposals to remove and replace up to five members of the Board. We would then provide you with proxy materials containing information about which directors we seek to remove and the qualifications of the nominees we would seek to elect to replace those directors.

Q: If I vote for the Authorization, am I agreeing to vote in favor of the Proposals at the Special Meeting?

A: No. Your vote for the Authorization will not obligate you to vote in favor of the Proposals (defined herein) at the Special Meeting.

Q: Who should I call with any questions?

A: No. Your vote for the Authorization will not obligate you to vote in favor of the proposals presented at the Special Meeting.

GENERAL INFORMATION

We are soliciting consents from Argo shareholders to requisition that the Board convene the Special Meeting for the purpose of considering and voting on each of the proposals we intend to present, which are further detailed in the section of this Solicitation Statement titled “PLANS FOR THE SPECIAL MEETING” and summarized below (the “Proposals”):

Expected Future Proposals for the Special Meeting

1.	Remove without cause five (5) members of the Company’s Board of Directors (the “Board”) and, in addition, any person (other than those elected under Proposal 2) nominated, elected or appointed to the Board to fill any vacancy or any newly created directorships on the Board on or after November 26, 2019 and prior to the effectiveness of any of the Proposals (“Proposal 1” or the “Director Removal Proposal”).
2.	Elect five (5) nominees to fill any vacancies or available directorship existing on the Board, including any vacancies resulting from Proposal 1 becoming effective, and serve as directors of the Company until the next election of the class of directors for which each such director shall have been chosen and until their successors shall have been duly elected and qualified (“Proposal 2” or the “Director Election Proposal”). This Director Election Proposal is conditioned on the existence of a vacancy or available directorship OR the adoption, in part or in whole, of the Director Removal Proposal.
3.	Transact such other business as may properly come before the Special Meeting.

This Solicitation is being made by the Participants, and not on behalf of the Company or the Board. Right now, we are soliciting your consent and authorization to call the Special Meeting, and are not currently seeking your proxy, consent, authorization or agent designation for approval of the Proposals or any other actions to be considered and voted upon at the Special Meeting. Once the Special Meeting has been called, we will send you separate proxy materials urging you to vote in favor of the Proposals, as described herein. Further information about the Participants is set forth in greater detail in the section of this Solicitation Statement titled “INFORMATION ON THE PARTICIPANTS.”

Therefore, we are asking the Company’s shareholders to complete, sign, date and return the enclosed BLUE Request Card to call a Special Meeting as promptly as possible by mail in the enclosed postage-paid envelope to our consent solicitor, Okapi Partners LLC (“Okapi”), at 1212 Avenue of the Americas, New York, New York 10036.

YOUR CONSENT AND AUTHORIZATION IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN. WE URGE YOU TO SIGN, DATE AND RETURN THE BLUE REQUEST CARD TO CALL THE SPECIAL MEETING AS PROMPTLY AS POSSIBLE. THE FAILURE TO SIGN AND RETURN THE BLUE REQUEST CARD WILL HAVE THE SAME EFFECT AS OPPOSING THE CALLING OF A SPECIAL MEETING.

WE URGE YOU NOT TO SIGN ANY REVOCATION CARD THAT MAY BE SENT TO YOU BY ARGO. IF YOU HAVE DONE SO, YOU MAY REVOKE THAT REVOCATION CARD BY DELIVERING A LATER DATED BLUE REQUEST CARD TO VOCE, CARE OF OKAPI, WHO IS ASSISTING US IN THIS SOLICITATION, AT THEIR ADDRESS LISTED ON THE FOLLOWING PAGE OR TO THE PRINCIPAL EXECUTIVE OFFICES OF THE COMPANY.

We urge you to promptly sign, date and return your BLUE Request Card.

If you have any questions or require any assistance with giving consent for your shares, please contact our consent solicitor, Okapi Partners LLC: Toll-Free at (855) 305-0856 or Collect at (212) 297-0720.

REQUISITIONING THE SPECIAL MEETING

By consenting to the Authorization on the BLUE Request Card, shareholders will be providing their consent and authorization to requisition that the Board convene the Special Meeting, at which we intend to present the Proposals to remove and replace up to five members of the incumbent Board. The Requisite Shareholders may by executing and delivering the BLUE Request Cards cause the Special Meeting to be convened.

The Participants are soliciting consents to appoint agents to act on behalf of the Company’s shareholders to have the Company call the Special Meeting pursuant to the Companies Act and the Bye-laws. Voce is furnishing this Solicitation Statement and the BLUE Request Card to enable you and the Company’s other shareholders to support us in requisitioning that the Special Meeting be called and held.

This Solicitation is seeking action pursuant to Section 16 of the Bye-laws, which provides (and the Companies Act permits) that the Special Meeting shall be convened upon requisition by the holders of not less than one-tenth (1/10) (10%) of the paid-up capital of the Company carrying voting rights at the date of the deposit of the requisition notice. Voce requested in a letter, dated [       ], 2019, sent to the Corporate Secretary and Board that the Board act expeditiously to set the Consent Record Date, as only holders of record of Common Shares at the close of business on the Consent Record Date will be entitled to consent to the Authorization to call a Special Meeting.

If, however, the Board fails to timely set the Consent Record Date, we are strongly of the position that the date of the delivery of the first consent card establishes the Consent Record Date.

We expect the Company will file a consent revocation statement with the Securities and Exchange Commission (the “SEC”) specifying the number of Common Shares outstanding as of the Consent Record Date. Based on Argo’s quarterly report for the period ended September 30, 2019 filed on Form 10-Q with the SEC on November 8, 2019, there were 34,323,365 Common Shares outstanding as of November 5, 2019. On the Consent Record Date, the Participants were the beneficial owners of [     ] Common Shares.

Based on the number of shares currently outstanding, Request Cards representing an aggregate of at least 3,432,337 Common Shares will be required to demand the call of the Special Meeting, or at least 1,441,661 Common Shares in addition to the 1,990,676 shares held by Voce. If we obtain sufficient BLUE Request Cards to demand the Special Meeting, we expect the designated agents will requisition the Special Meeting promptly.

Under Section 74 of the Companies Act, if, following the receipt of validly executed written requisitions from the Requisite Shareholders, the Board fails to proceed to duly convene the Special Meeting within twenty-one (21) days from the date of the deposit of the requisition, the requisitionists, or any of the requisitionists representing more than one-half of the total voting rights of all requisitionists, may themselves convene the Special Meeting, but any such meeting so convened shall not be held after the expiration of three (3) months from the said date of the deposit of the requisition. By submitting your fully executed written requisition, you will be authorizing Voce to convene the Special Meeting on your behalf if the Board fails to proceed within twenty-one (21) days from the date of deposit of the requisitions to convene the Special Meeting. Voce intends to convene the Special Meeting promptly should the Board fail to do so in the required timely fashion.

Under the Bye-laws, the Company, in complying with the request to convene a Special Meeting, must provide shareholders written notice of the time, place and purpose of the Special Meeting not less than twenty-one (21) days, excluding the day when the notice is given or served or deemed to be given or served and the day for which it is given or on which it is to take effect, prior to the Special Meeting; and such Special Meeting shall be held within sixty (60) days after the Consent Record Date. The record date for determining shareholders entitled to notice of or to vote at the Special Meeting may be fixed by the Board.

In and upon the delivery of a requisition to the Corporate Secretary, Voce will request that the Board act expeditiously and pursuant to the Bye-laws and Companies Act to set a record date and meeting date for the Special Meeting.

At this time, we are only soliciting your consent and authorization to submit written requisitions to call the Special Meeting, at which we intend to present the Proposals to remove and replace up to five members of the incumbent Board. We are not currently seeking your proxy, consent, authorization or agent designation for approval of the Proposals or any other actions. In the event the Special Meeting is called, we will send you proxy materials relating to the Proposals to be considered and voted upon at the Special Meeting.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED BLUE REQUEST CARD AS SOON AS POSSIBLE AND JOIN US IN REQUESTING THAT THE COMPANY CALL THE SPECIAL MEETING.

If you have any questions about completing, executing and dating the BLUE Request Card or otherwise require assistance, please contact:

Okapi Partners LLC

Toll-Free at (855) 305-0856 or Collect at (212) 297-0720

Email: info@okapipartners.com

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF MATERIALS FOR THE

SOLICITATION OF CONSENTS FOR REQUISITIONING THE SPECIAL MEETING.

In addition to delivering printed versions of this Solicitation Statement and the BLUE Request Card to all shareholders by mail, this Solicitation Statement and the BLUE Request Card are also available on the Internet. You have the ability to access and print this Solicitation Statement and the BLUE Request Card by sending an e-mail to Okapi.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED BLUE REQUEST CARD AS SOON AS POSSIBLE.

SOLICITATION PROCEDURES

Pursuant to this Solicitation Statement, we are soliciting authorizations and consents from Argo shareholders to requisition that the Board convene the Special Meeting to remove and replace up to five (5) members of the incumbent Board.

By approving the Authorization, an Argo common shareholder is requisitioning the Board to convene the Special Meeting. Please note that consenting to and authorizing the delivery of a written requisition to convene the Special Meeting does not grant Voce the power to vote your Common Shares at the Special Meeting and does not commit you to cast any vote in favor of or against any proposal to be brought at the Special Meeting. If the Board fails to proceed to duly convene the Special Meeting within twenty-one (21) days from the date of the deposit of the requisition notice with Argo, the Authorization and the Companies Act authorize Voce to convene the Special Meeting on behalf of the Requisite Shareholders, assuming written requisitions are executed by the Requisite Shareholders and deposited by Voce with Argo. In a case where someone other than the Board acts to convene the Special Meeting, it must be convened within three (3) months from the date the requisitions are deposited by Voce with Argo. Abstentions will have the same effect as opposing the call of a Special Meeting.

Procedures for submitting the authorizations and consents are as follows and will depend on how your Argo Common Shares are held:

(1) If you own shares of record, meaning that your Common Shares are represented by certificates or book entries in your name so that you appear as a record shareholder in the transfer books maintained by Argo’s transfer agent for the Common Shares, please complete, sign, date and return the enclosed BLUE Request Card to Voce Capital Management LLC, care of Okapi, in the postage-paid envelope enclosed.

(2) If you own Common Shares through a bank, broker or other nominee (in “street name”), only your bank, broker or other nominee can submit a BLUE Request Card in respect of your Common Shares and only upon receipt of your specific instructions. If your Common Shares are held in “street name,” deliver the enclosed BLUE Request Card to your bank, broker or other nominee or contact the person responsible for your account to ensure that a BLUE Request Card is submitted on your behalf. We urge you to confirm in writing your instructions to the person responsible for your account and to provide a copy of those instructions to Voce Capital Management LLC, care of Okapi Partners LLC, 1212 Avenue of the Americas, New York, New York 10036 or toll free at (855) 305-0856 or collect at (212) 297-0720, so that Voce will be aware of all instructions given and can attempt to ensure that such instructions are followed.

Once we receive executed BLUE Request Cards from the Requisite Shareholders, we intend to deposit the requisitions with Argo and request that the Board send within twenty-one (21) days of such time notice of the Special Meeting. We will issue a press release promptly upon making such deposit and requisition. We urge you to return your executed BLUE Request Card as promptly as practicable to enable us to timely requisition the Special Meeting. You may revoke your consents and authorizations at any time prior to our deposit of the requisitions to Argo, by submitting a written notice of revocation to either (i) Voce Capital Management LLC, care of Okapi Partners LLC, 1212 Avenue of the Americas, New York, New York 10036, or (ii) the principal executive offices of Argo (Attention: Corporate Secretary) at 110 Pitts Bay Road, Pembroke HM 08, Bermuda. A revocation may be in any written form validly signed by the record holder as long as it clearly states that the consents and authorizations previously given are no longer effective. Shareholders who hold their Common Shares in street name will need to notify their bank, broker or other nominee to revoke or withdraw previously given instructions. In the event that Argo solicits in opposition to the Authorization, shareholders may revoke a previously furnished BLUE Request Card by submitting a later dated card provided by Argo. We request that a copy of any card sent to Argo or any revocation notification sent to a bank, broker, or other nominee also be sent to Voce Capital Management LLC, care of Okapi, at the address above. Unless revoked in the manner set forth above, duly executed consents and authorizations in the form enclosed on the BLUE Request Card may be submitted by Voce to Argo. Upon receipt of consents and authorizations from the Requisite Shareholders in favor of the Board convening the Special Meeting, we intend to deposit the requisitions with a notice of requisition to Argo.

If you have any questions about executing or delivering your BLUE Request Card or require assistance, please contact:

Okapi Partners LLC

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll-Free: (855)305-0856

Email: info@okapipartners.com

This Solicitation is being made by Voce, and not on behalf of Argo or Argo’s Board. At this time, we are not seeking your proxy or consent for the Proposals to be considered and voted upon at the Special Meeting. We are only soliciting your consent and authorization to requisition the Board to convene the Special Meeting. After the Special Meeting has been convened, we will furnish you with materials regarding the Proposals to be considered at the Special Meeting. Your vote is important, no matter how many or how few shares you own. We urge you to complete, sign, date and return the enclosed BLUE Request Card.

Voce intends to publicly announce the voting results of the Authorization through a press release when the requisition notice to convene the Special Meeting is deposited with Argo.

PLANS FOR THE SPECIAL MEETING

If we, with the support of other shareholders, are successful in obtaining sufficient consents and authorizations to require that a Special Meeting be called pursuant to the Bye-laws, we expect to present the following matters for a shareholder vote at the Special Meeting:

Director Removal Proposal. Voce expects to propose to remove without cause up to five members of the Board (“Proposal 1” or the “Director Removal Proposal”).

According to Section 22(8) of the Bye-laws, the affirmative vote of a majority of the holders of the Common Shares outstanding and entitled to vote at general meeting of shareholders is required for the approval of the Director Removal Proposal.

Director Election Proposal. Voce expects to propose the election of up to five individuals as directors of the Board to serve until the next election of the class of directors for which each such director shall have been chosen or until their successors shall have been duly elected and qualified (“Proposal 2” or the “Director Election Proposal”).

If at any time prior to the date of the Special Meeting one or more nominees we nominate is no longer willing, or is unable, to serve as a director of the Company, we intend to nominate alternate independent and well-qualified directors. If more than five directors are to be elected at the Special Meeting, or if any undisclosed vacancies on the Board are created or filled prior to the Special Meeting, we reserve the right to nominate additional persons to be elected at the Special Meeting. In addition, we reserve the right to reduce the number of candidates to be nominated for election to the Board in the event we determine it is advisable to do so.

According to the Bye-laws Section 20(7), the approval of the Director Election Proposal will be decided by an ordinary resolution at the Special Meeting; that is, a nominee will be elected if he or she receives a simple majority (more than 50%) of the Common Shares present in person or represented by proxy at the Special Meeting. The Director Election Proposal is subject to, and conditioned, at least in part, upon the approval of the Director Removal Proposal because the election of each nominee will only result in the nominee’s appointment to the Board if there is an available vacancy or directorship on the Board to fill.

We will solicit votes for the election of our candidates only by means of a definitive proxy statement and proxy card once the record and meeting dates for the Special Meeting have been established. If we are successful in calling the Special Meeting as a result of the solicitation of the BLUE Request Cards, then we will include in our definitive proxy statement for such Special Meeting additional information regarding our director candidates and voting at that Special Meeting. The sole purpose of this solicitation is to demand the calling of the Special Meeting.

Accordingly, we urge you to join with us in demanding the calling of the Special Meeting for the purpose of submitting the Proposals to shareholders for a vote thereon. To help us call the Special Meeting, please sign, date and return the BLUE Request Card to call a Special Meeting as soon as possible.

PROPOSAL 1 – DIRECTOR REMOVAL PROPOSAL

Should the Special Meeting be scheduled to occur, Voce intends to present a proposal for action at the Special Meeting, which would have the effect of removing from the Board up to five current directors and any other directors appointed to the Board to fill a vacancy or newly-created directorship prior to the Director Removal Proposal becoming effective. The Director Removal Proposal would be presented on a proxy card for the Special Meeting in a format that affords shareholders an opportunity to specify their approval or disapproval of, or abstention with respect to, each incumbent director subject to the Director Removal Proposal.

The Director Removal Proposal would be brought pursuant to Section 22(8) of the Bye-laws which provides that directors may be removed from office at any time with or without cause at any general meeting of the shareholders by the affirmative vote of a majority of the holders of the Common Shares outstanding and entitled to vote at such general meeting of shareholders.

We believe the Director Removal Proposal is necessary in order to provide shareholders the opportunity to hold certain incumbent directors accountable for what we see as their long-running failure to represent the best interests of the Company’s independent shareholders and our conviction that each of these individuals has failed to act independently of management and to hold management accountable for its outsized and inappropriate corporate expenses and for the overall corporate governance, strategic and operational deficiencies of the Company. Therefore, we believe voting to remove up to five directors is a necessary and urgently needed step towards restoring the integrity of the Board and reorienting the focus of the Board towards a corporate strategy that will maximize value for all shareholders. In addition, removing any person, nominated, appointed or elected to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of the Director Removal Proposal is intended to address the possibility that the current directors may attempt to minimize the shareholders’ ability to elect their representatives on the Board by making unilateral changes to the Board, including through accelerated retirements and/or appointments without meaningful shareholder input.

The Director Removal Proposal would be decided by a majority of all votes entitled to be cast at the Special Meeting. Abstentions would have the same effect as a vote “against” the Director Removal Proposal. Broker non-votes, if any, would have the effect of an “against” vote because the non-votes are considered in determining the number of votes necessary for approval of the Director Removal Proposal.

PROPOSAL 2 – DIRECTOR ELECTION PROPOSAL

Should the Special Meeting be scheduled to occur, Voce intends to present a proposal for action at the Special Meeting, which would have the effect of electing up to five highly-qualified independent nominees to fill any vacancies that would exist on the Board if there are available vacancies or directorships, including any vacancies that would result from the adoption of the Director Removal Proposal. The Director Election Proposal would be presented on a proxy card for the Special Meeting in a format that affords shareholders the opportunity to specify their approval or disapproval of, or abstention with respect to, each of the nominees subject to the Director Election Proposal.

The Director Election Proposal would be brought pursuant to Section 22(9) of the Bye-laws which provides that any vacancy resulting from the removal of a director under Section 22(8) of the Bye-laws by vote may be filled by the shareholders. According to Bye-laws Section 20(7) and the Company’s Proxy Statement, the Director Election Proposal would be adopted by the passing of an ordinary resolution at the Special Meeting; that is, by a simple majority of votes cast in person or by proxy.

We believe the adoption of the Director Election Proposal together with the Director Removal Proposal is necessary to revitalize the Company’s Board with fully independent, highly-qualified individuals committed to representing shareholders’ best interests in determining the future direction of the Company and in effectively overseeing management. We will provide the background, business experiences and qualifications of the highly-qualified, independent individuals we select as our nominees in the proxy statement for the Special Meeting.

We intend to present a slate of nominees, who, if elected, would each be considered an independent director of Argo under (i) the Company’s Corporate Governance Guidelines Section, as revised May 7, 2018; (ii) 303A of the NYSE Rules; and (iii) under Item 407(a) of Regulation S-K. Under the NYSE Rules, however, a final determination as to the independence of the nominees will not be made until after their election and appointment to the Board.

We expect to enter into a nominee agreement with each of the nominees we select. Pursuant to each nominee agreement, VCM would agree to pay the costs of soliciting proxies, and to defend and indemnify each nominee against, and with respect to, any losses that may be incurred by him or her in the event he or she becomes a party to litigation based on his or her nomination as a candidate for election to the Board and the solicitation of proxies in support of his or her election. We do not expect to compensate any nominee under his or her nominee agreement. The nominees will not receive any compensation from Voce or its affiliates for his or her service as a director of the Company if elected. If elected, each of the nominees would be entitled to such compensation from the Company as is consistent with the Company’s then-established practices for services of non-employee directors. Voce believes that its nominees, if elected, would exercise their independent judgment on all matters before the Board in accordance with their fiduciary duties to Argo and the Argo shareholders.

As a condition to becoming a nominee, each nominee must agree to being named as a nominee in the proxy statement relating to the presentation of the Proposals at the Special Meeting and confirm his or her willingness to serve on the Board if elected. For the avoidance of doubt, no nominee is a participant in this Solicitation to requisition the Special Meeting because the nominees have not yet been selected. Voce does not expect that any of its nominees will be unable to stand for election should the Special Meeting be convened, but in the event that a vacancy in the slate of nominees should occur unexpectedly, we would reserve the right in a notice of nomination and proposals to have a substitute candidate selected by Voce voted upon at the Special Meeting. In the case of any of the foregoing, VCP would give prompt written notice to the Company if a situation arises where it chooses to nominate any such additional or substitute nominee, and Voce would file and deliver supplemental proxy materials, including a revised proxy card, disclosing the information relating to such additional persons that is required to be disclosed in solicitations for proxies for the election of directors pursuant to Section 14 of the Exchange Act. There can be no assurance that the Company would not assert that any additional or substitute nominations made pursuant to such a reservation must separately comply with any advance notification requirements provided in the Bye-laws. If Voce determines to add nominees or otherwise alter the number of nominees to be elected at the Special Meeting, whether because the Company alters the size of the Board subsequent to the date it files a definitive proxy statement for the Special Meeting or for any other reason, Voce would supplement such proxy statement.

The approval of the Director Election Proposal to fill the Company’s vacant Board seats would be decided by an ordinary resolution at the Special Meeting; that is, a resolution passed by a simple majority of votes cast in person or by proxy at the Special Meeting. Abstentions would not count for or against the Director Election Proposal and, therefore, would have no effect on the outcome of the Director Election Proposal.

PAST CONTACTS

May 24, 2019 – Argo held its 2019 annual general meeting of shareholders. At that meeting, Voce had sought to change five members of the Board to ensure that the interests of the shareholders would be appropriately represented in the boardroom. However, on May 21, 2019, Voce withdrew its nominations and proposals and ceased its proxy solicitation after two insurance regulators revoked their approvals of the solicitation. Voce believes these insurance regulators withdrew their approvals only after extensive lobbying by Argo and its counsel.

August 12 and August 20, 2019 – Voce spoke with Argo’s CFO Jay Bullock, including discussing the Q2 2019 earnings results.

August 21, 2019 – Voce reached out to the Board to request a meeting with its independent directors.

September 27, 2019 – Voce met with a subset of the independent directors on the Board (the “Director Representatives”) to discuss Voce’s concerns and explore potential resolution of them. From that time until mid-October, Voce made numerous attempts to reach a mutually acceptable resolution with Argo regarding Board composition. The parties were unable to reach an agreement.

October 8, 2019 – Bloomberg published an article stating that Argo has been subpoenaed by the SEC about executive compensation and perquisites for its executives. On that same day, Argo issued a statement confirming it had previously received a subpoena from the SEC seeking documents primarily with respect to Argo’s disclosure of certain compensation-related perquisites.

October 14, 2019 – Voce issued a press release commenting on the SEC investigation at Argo and noting how developments since Argo’s 2019 annual general meeting of shareholders underscored the need for urgent changes to the Board and Argo’s corporate governance practices.

November 5, 2019 – Argo announced that is CEO Mark Watson “retired” from his position as President and CEO of Argo. Argo further disclosed that pursuant to a “term sheet” Mr. Watson will remain as a consultant and director of Argo until December 30, 2019 and receive $2.5 million in cash severance and fully vest approximately $4.9 million of his then-unvested restricted stock. Argo selected its head of the Americas Kevin Rehnberg to serve as interim President and CEO of Argo.

November 6, 2019 – Voce issued a press release commenting on the CEO change and calling for a reconstituted Board to navigate the crucial steps ahead for Argo.

November 26, 2019 – Voce filed its preliminary consent statement with the SEC.

INFORMATION ABOUT THE PARTICIPANTS

This Solicitation is being made by VCP, a Delaware limited partnership, which serves as the sole managing member of VCPNY; VCPNY, a New York limited liability company; VCM, a California limited liability company, which serves as the investment manager to VCP; VC, a Delaware limited liability company, which serves as the sole managing member of VCM and the General Partner of VCP; and Mr. Plants, a United States citizen, who serves as the sole managing member of VC and the Chief Investment Officer of VCM. Therefore, VCP, VCPNY, VCM, VC and Mr. Plants are the Participants in this Solicitation.

The principal business of VCP is investing in securities, the principal business of VCPNY is investing in securities and the principal business of VCM is investing for funds and accounts under its management. The principal business of VC is serving as the sole managing member of VCM and as the General Partner of VCP, and the principal business of Mr. Plants is serving as the sole managing member of VC and Chief Investment Officer of VCM.

The principal business address of each of VCP, VCPNY, VCM, VC and Mr. Plants is 600 Montgomery Street, Suite 4400, San Francisco, California 94111.

As of the date of this filing, the Participants beneficially own an aggregate of 1,990,676 Common Shares, constituting approximately 5.8% of the Common Shares outstanding, as follows: (a) 1,990,676 Common Shares are beneficially owned (as such term is defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the “Exchange Act”)) in the aggregate by Voce, including the 100 Common Shares owned by VCP in record name and 100 Common Shares owned by VCPNY in record name; (b) 1,990,676 Common Shares may be deemed to be beneficially owned by VCM, by virtue of it being the investment advisor to certain investment funds, including VCP; (c) 1,990,676 Common Shares may be deemed to be beneficially owned by VC, by virtue of it being the sole managing member of VCM; and (d) 1,990,676 Common Shares may be deemed to be beneficially owned by Mr. Plants by virtue of his being the sole managing member of VC. Please see Annex I for all transactions in Common Shares effectuated by the Participants during the past two years.

Except as set forth in this Solicitation Statement (including the Annexes hereto), (i) each Participant is not, nor was within the past year, a party to any contract, arrangement or understanding with any person with respect to any securities of the Company, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies; (ii) neither any Participant nor any of its or his “associates” (which term, for purposes of this Solicitation Statement, shall have the meaning ascribed thereto in Rule 14a-1 of Regulation 14A of the Exchange Act) is a party to any arrangement or understanding with any person with respect to any future employment by the Company or its affiliates, or with respect to any future transactions to which the Company or any of its affiliates will or may be a party; (iii) there were no transactions since the beginning of the Company’s last fiscal year nor are there any currently proposed involving any Participant or any of its or his associates in which the Company was or is to be a participant and in which such Participant, any of its or his associates, or any of their respective immediate family members or any persons sharing their respective households, have or will have a direct or indirect material interest that would require disclosure under Item 404(a) of Regulation S-K; (iv) there are no material proceedings to which each Participant or any of its or his associates is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries; (v) each Participant and each of its or his associates is not a record owner or direct or indirect beneficial owner of any securities of the Company or any parent or subsidiary of the Company; (vi) each Participant has not purchased or sold any securities of the Company within the past two years; (vii) neither any Participant nor any of his associates has received any fees earned or paid in cash, stock awards, option awards, non-equity incentive plan compensation, changes in pension value or nonqualified deferred compensation earnings or any other compensation from the Company during the Company’s last completed fiscal year, or is subject to any other compensation arrangement described in Item 402 of Regulation S-K; (viii) there are no relationships involving any Participant or any of his associates that would have required disclosure under Item 407(e)(4) of Regulation S-K had that Participant been a director of the Company; (ix) there are no events required to be disclosed under Item 401(f) of Regulation S-K that have occurred during the past ten years and that are material to an evaluation of the ability or integrity of any Participant; (x) there are no “family relationships” (as defined in Item 401(d) of Regulation S-K) between any Participant and any director or executive officer of the Company or person known to the Record Holder to be nominated by the Company to become a director or executive officer; and (xi) no Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) in the past ten years.

SOLICITATION OF REQUESTS AND EXPENSES

The entire expense of preparing and mailing this Solicitation Statement, BLUE Request Cards and any other soliciting material will be borne by Voce. In addition to the use of the mail, consents may be solicited by Voce by telephone, e-mail, Internet, advertisements and personal solicitation.

Voce will solicit consents on the BLUE Request Cards from individuals, brokers, banks, bank nominees and other institutional holders. Voce has requested banks, brokerage houses and other custodians, nominees and fiduciaries to forward all solicitation materials to the beneficial owners of the Common Shares they hold of record. Voce will reimburse these record holders for their reasonable out-of-pocket expenses in so doing.

The entire expense of soliciting proxies is being borne by the Participants. Costs of this Solicitation are currently estimated to be approximately $[     ]. Voce estimates that through the date hereof, expenses incurred in connection with this Solicitation are approximately $[     ]. If successful, we will seek reimbursement of our expenses from the Company. In the event that we decide to seek reimbursement of our expenses, we do not intend to submit the matter to a vote of the Company’s shareholders. The Board, which could include nominees of Voce, would be required to evaluate the requested reimbursement consistent with their fiduciary duties to the Company and its shareholders. Costs related to the solicitation of consents include expenditures for attorneys, advisors, printing, advertising, postage and related expenses and fees.

Voce has retained Okapi to provide solicitation and advisory services in connection with this Solicitation and the potential proxy solicitation should the Special Meeting be convened. Okapi will receive a fee not to exceed $[     ] together with reimbursement for its reasonable out-of-pocket expenses, and will be indemnified by VCM against certain liabilities and expenses, including certain liabilities under the federal securities laws. Okapi will solicit consents and/or proxies from individuals, brokers, banks, bank nominees and other institutional holders. It is anticipated that Okapi will employ approximately [     ] persons to solicit the Company’s shareholders as part of this Solicitation. Okapi does not believe that any of its directors, officers, employees, affiliates or controlling persons, if any, is a “participant” in this Solicitation.

INFORMATION REGARDING THE COMPANY

Except as otherwise noted herein, the information in this Solicitation Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information. Although Voce does not have any knowledge indicating that any statement contained herein is untrue, we do not take responsibility, except to the extent imposed by law, for the accuracy or completeness of statements in public documents and records that were not prepared by or on behalf of Voce, or for any failure of the Company to disclose in its public documents and records any events that may affect the significance or accuracy of the information contained herein.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy or consent statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy or consent statement and annual report addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies; provided that the Participants are not under an obligation to deliver proxy or consent statements to each shareholder of the Company.

Under the “householding” process, a single Solicitation Statement is delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Under these circumstances, once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, when applicable, you no longer wish to participate in “householding” and would prefer to receive a separate Solicitation Statement, please notify your broker and direct your written request to Investor Relations, Argo Group International Holdings, Ltd., 110 Pitts Bay Road, Pembroke HM 08, Bermuda. Shareholders who currently receive multiple copies of the Solicitation Statement at their address and would like to request “householding” of their communications should contact their broker.

Where You Can Find More Information

The Company is required to file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document the Company files at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public at the SEC’s website at www.sec.gov.

Voce has omitted from this Solicitation Statement certain disclosure that is expected to be included in the Company’s consent revocation statement relating to the Solicitation, to be filed with the SEC. Such disclosure may include, among other things, information regarding securities of the Company beneficially owned by the Company’s directors and management and certain shareholders’ beneficial ownership of more than 5% of the Company’s voting securities; and information concerning the procedures for submitting shareholder proposals and director nominations intended for consideration at the 2020 annual general meeting of shareholders and for consideration for inclusion in the proxy materials for that meeting. If the Company does not distribute a consent revocation statement to its shareholders prior to the consummation of the Solicitation, Voce will distribute to the shareholders a supplement to this Solicitation Statement containing such disclosures prior to its final delivery of consents to the Company. Voce takes no responsibility for the accuracy or completeness of information contained in the Company’s consent revocation statement. Except as otherwise noted herein, the information in this Solicitation Statement concerning the Company has been taken from or is based upon documents and records on file with the SEC and other publicly available information.

PLEASE JOIN US IN REQUESTING THAT THE BOARD CALL A SPECIAL MEETING OF SHAREHOLDERS.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED BLUE REQUEST CARD AS SOON AS POSSIBLE.

CONCLUSION

We urge you to carefully consider the information contained in this Solicitation Statement and then support our efforts by signing, dating and returning the enclosed BLUE Request Card today.

Thank you for your support,

vocecapital A voice for value
Voce Catalyst Partners LP
Voce Capital LLC
Voce Capital Management LLC
Voce Catalyst Partners New York LLC
J. Daniel Plants

[     ], 2019

PLEASE JOIN US IN REQUESTING THAT THE COMPANY CALL A SPECIAL MEETING OF SHAREHOLDERS.

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED BLUE REQUEST CARD AS SOON AS POSSIBLE.

If you have any questions, require assistance in voting your BLUE proxy card or need additional copies of Voce’s consent materials, please contact Okapi Partners at the phone numbers or email address listed below.

Okapi Partners LLC

1212 Avenue of the Americas

New York, New York 10036

Banks and Brokers Call Collect: (212) 297-0720

All Others Call Toll-Free: (855)305-0856

Email: info@okapipartners.com

ANNEX I

TRANSACTIONS BY THE PARTICIPANTS IN THE SECURITIES OF

ARGO GROUP INTERNATIONAL HOLDINGS, LTD. DURING THE PAST TWO YEARS

The following table sets forth information regarding purchases and sales of the Company’s securities by each Participant during the past two years. As of the date of hereof, all of the Participants that own of record or beneficially securities of the Company are listed below. The Common Shares reported herein are held in either cash accounts or margin accounts in the ordinary course of business. Except as otherwise noted, all transactions were effected in the open market.

Voce

Trade Date	Common Shares Purchased (Sold)
10/11/2018	4,000
10/12/2018	26,205
10/15/2018	10,237
10/18/2018	19,804
10/19/2018	12,980
10/22/2018	8,300
10/23/2018	30,900
10/24/2018	19,116
10/25/2018	1,400
10/26/2018	4,260
10/29/2018	17,824
10/30/2018	5,200
11/1/2018	7,394
11/2/2018	54,016
11/5/2018	8,700
11/12/2018	38,191
11/13/2018	17,278
11/14/2018	36,400
11/15/2018	23,012
11/19/2018	11,681
11/20/2018	61,789
11/21/2018	19,634
11/23/2018	5,481
11/26/2018	132,196
11/27/2018	55,816
12/3/2018	4,689
12/13/2018	21,868
12/14/2018	64,331
12/17/2018	43,335
12/18/2018	70,000
12/19/2018	158,470
12/20/2018	142,309
12/21/2018	297,333
12/26/2018	15,000
12/27/2018	7,073
12/28/2018	25,000
12/31/2018	48,000

Trade Date	Common Shares Purchased (Sold)
1/3/2019	6,000
1/8/2019	32,200
1/9/2019	6,229
1/11/2019	12,100
1/14/2019	50,000
1/22/2019	20,000
1/25/2019	67,099
1/28/2019	38,842
1/29/2019	1,345
1/31/2019	120,000
6/14/2019	(19,870)
6/17/2019	(11,492)
6/18/2019	(1,200)
7/1/2019	(7,350)
10/30/2019	33,066
10/31/2019	28,264
11/1/2019	300
11/4/2019	25,961
11/5/2019	23,299
11/11/2019	16,129
11/22/2019	100

FORM OF BLUE REQUEST CARD

PRELIMINARY COPY SUBJECT TO COMPLETION

DATED NOVEMBER 26, 2019

CONSENT AND AUTHORIZATION OF SHAREHOLDERS OF ARGO GROUP INTERNATIONAL HOLDINGS, LTD. (THE “COMPANY”) TO REQUISITION A SPECIAL GENERAL MEETING OF SHAREHOLDERS:

THIS SOLICITATION IS BEING MADE BY VOCE CATALYST PARTNERS LP, VOCE CAPITAL LLC, VOCE CAPITAL MANAGEMENT LLC, VOCE CATALYST PARTNERS NEW YORK LLC AND J. DANIEL PLANTS (COLLECTIVELY, “VOCE”)

THIS SOLICITATION IS NOT ON BEHALF OF THE BOARD OF DIRECTORS
OF THE COMPANY (THE “BOARD”)

The undersigned appoints [     ], and each of his attorneys and agents with full power of substitution of the undersigned (said attorneys and agents, together with each substitute appointed, if any, the “Designated Agents”) in respect of all Common Shares, par value $0.01 per share (the “Common Shares”), of the Company owned by the undersigned to do any or all of the following, to which the undersigned consents and gives authorization.

Further, by voting in favor of the consent and authorization below (the “Authorization”), the undersigned hereby authorizes and designates the Designated Agents and/or Voce or any agent thereof to collect and deliver to the Company this consent and authorization card, to deliver any other information required in connection therewith and to convene a special general meeting of shareholders if the Board fails to proceed duly within 21 days from the date of the deposit of the requisitions with the Corporate Secretary of the Company to convene a special general meeting.

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	Voce recommends a vote FOR the Authorization.

1.	The submission of a requisition that the board of directors (the “Board”) of Argo Group International Holdings, Ltd. (“Argo”) convene a special general meeting of shareholders of Argo (the “Special Meeting”) for the purpose of considering proposals to remove without cause five members of the Board and to elect five nominees to the Board as directors to serve until the next election of the class of directors for which each such director shall have been chosen or until their successors shall have been duly elected and qualified.	FOR ☐	AGAINST ☐	ABSTAIN ☐

The undersigned hereby authorizes the Designated Agents to exercise any and all rights of the undersigned incidental to requisitioning the Special Meeting and causing the purposes of the authority expressly granted herein to the Designated Agents to be carried into effect; provided, however, that nothing contained in this instrument shall be construed to grant the Designated Agents the right, power or authority to vote any Common Shares owned by the undersigned at the Special Meeting or at any other general meeting of shareholders of the Company.
This consent and authorization card, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this consent and authorization card will be voted “FOR” the Authorization.

The undersigned hereby authorizes and designates the Designated Agents to collect and deliver this consent and authorization card to the Company, and to deliver any other information in connection therewith and to convene the Special Meeting if the Board fails to proceed duly within 21 days from the date of the deposit of the requisitions with the Corporate Secretary of the Company and/or Board to convene the Special Meeting. The undersigned hereby revokes any revocation heretofore given to the Company, Voce, or any designees of either with respect to the Common Shares held by the undersigned, and hereby ratifies and confirms all action the herein named attorneys and agents, their substitutes, or any of them may lawfully take by virtue hereof. If properly executed, this consent and authorization card will be submitted to the Company as directed herein.

IN ORDER FOR YOUR CONSENT AND AUTHORIZATION TO BE VALID, IT MUST BE DATED AND AT LEAST FIELDS 1-4 MUST BE FILLED IN.

1.	Name and Address (as you believe they appear on the Company’s books): _________________________________________________________
2.	Number of Common Shares of the Company Owned (beneficially or of record) ____________________________________________________________
3.	Date:_________________________________________, 2019
4.	Signature___________________________________________
Signature (if held jointly)______________________________
Title(s) (only if shares are held by an entity):____________________________________________

Please sign exactly as name appears on stock certificates or on label affixed hereto. When Common Shares are held by joint tenants, both should sign. In case of joint owners, EACH joint owner should sign. When signing as attorney, executor, administrator, trustee, guardian, corporate officer, etc., give full title as such. This consent and authorization card will represent all Common Shares of the Company held in all capacities.

PLEASE SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTE BY MAIL, PLEASE DETACH HERE